                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Oppenheimer Quest Value Fund, Inc.:

     We consent to the use in this  Registration  Statement of Oppenheimer Quest
Value  Fund,  Inc.  of our report  dated  November  21,  2003,  included  in the
Statement  of  Additional  Information,  which  is  part  of  such  Registration
Statement,  and to the  references  to our firm  under the  headings  "Financial
Highlights" appearing in the Prospectus, which is also part of such Registration
Statement and  "Independent  Auditors"  appearing in the Statement of Additional
Information.

/s/KPMG LLP
-------------------------
KPMG LLP

Denver, Colorado
December 22, 2003